Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
POSTING OF POWER PURCHASE AGREEMENT DEVELOPMENT SECURITIES

Vancouver, B.C. – October 3, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”), announced today that, as reported in the Company's News Release of September 4, 2012, on August 30, 2012 (the “Yucca Valley East PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus Yucca Valley East 1 LLC and Coronus Yucca Valley East 2 LLC, entered into two identical Power Purchase Agreements (the “Yucca Valley East PPAs”) with Southern California Edison (“SCE”). As the Company reported, on or before the thirtieth day following the Yucca Valley East PPAs Effective Date, the Company was required to post and maintain with SCE development fees (the “Yucca Valley East Development Securities”) equal to USD $37,604 per Yucca Valley East PPA. As the Company reports today, on September 27, 2012, the Company posted the Yucca Valley East Development Securities.

As also reported in the Company's News Release of September 4, 2012, on August 30, 2012 (the “29-Palms North PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus 29-Palms North 1 LLC, Coronus 29-Palms North 2 LLC, and Coronus 29-Palms North 3 LLC, entered into three identical Power Purchase Agreements (the “29-Palms North PPAs”) with SCE. As the Company reported, on or before the thirtieth day following the 29-Palms North PPAs Effective Date, the Company was required to post and maintain with SCE development fees (the “29-Palms North Development Securities”) equal to USD $38,250 per 29-Palms North PPA. As the Company reports today, on September 27, 2012, the Company posted the 29-Palms North Development Securities.

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.